UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact name of registrant as specified in its charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dove Street, Suite 300, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers

On January 28, 2021, Pacific Health Care Organization, Inc. (the “Company”) announced that Kristina Kubota, age 36, has been appointed as Chief Financial Officer of the Company, effective January 29, 2020.  Ms. Kubota will succeed Fred Odaka who will resign as Chief Financial Officer of the Company, effective January 29, 2020 and will retire from full-time employment with the Company.  Mr. Odaka will continue to consult with the Company in an advisory capacity on an as-needed basis.

Ms. Kubota has served as the Company’s controller since November 2017.  From January 2014 to November 2017, she served as a Quality Assurance Auditor for the Company.  Ms. Kubota has also been a member of the Company’s Board of Directors (the “Board”) since February 2018 and will continue to serve on the Board.  Ms. Kubota is the daughter of Tom Kubota, the Company’s Chief Executive Officer, President and Chairman of the Board.  She is also the sister of Lauren Kubota, who also serves on the Company’s Board.  Ms. Kubota is not currently, nor has she in the past five years been, a nominee or director of any other SEC registrant.  Other than in her employment capacity as Controller of the Company and as a member of the Board, Ms. Kubota has not engaged in any transactions with the Company since the beginning of its last fiscal year, nor are there any currently proposed transactions between the Company and Ms. Kubota, other than her compensation as an employee and Board member, that were or will be in excess of $120,000.

In connection with Ms. Kubota’s appointment as Chief Financial Officer, she will receive an initial base salary of $115,000.  She will be eligible to receive equity incentive compensation if, when and in such amounts as may be determined by the Company’s Board. She will be entitled to participate in all benefit programs available to other full-time employees of the Company, such as, health care benefits, including medical, vision and dental insurance, subject to certain deductibles and co-payments and paid time off (“PTO”), which includes vacation, sick leave and other out-of-the-office time and is accrued and paid in accordance with the Company’s PTO policy.  The Company may also provide group life and disability insurance to Ms. Kubota so long as she is eligible to participate in such programs.  So long as she meets the eligibility requirements, Ms. Kubota will also be eligible to participate in the Company’s 401(k)-profit sharing plan. Pursuant to the plan, the Company may make discretionary matching contributions and/or discretionary profit-sharing contributions to the plan.  All such contributions must comply with federal pension laws, non-discrimination requirements and the terms of the plan.  In determining whether to make a discretionary contribution, the Board would evaluate current and future prospects and management’s desire to reward and retain employees and attract new employees.  To date, the Company has have never made matching contributions and/or discretionary profit-sharing contributions to any plan.  As a member of the Board, Ms. Kubota will also continue to be eligible to receive standard fees paid to Board members, including a fee for each Board meeting attended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: January 28, 2021	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer